EXHIBIT 10.2

                                ESCROW AGREEMENT

         This Escrow Agreement is made and entered into on ___________, 2001 by and between VeryBestoftheInternet.com, Inc., a Texas corporation ("VBOT"), and Securities Transfer Corporation (the "Escrow Agent").

                                    RECITALS

         A. _______ Reference is made to that certain ___ prospectus dated ________, ___ 2001 (the "Prospectus") constituting part of that registration statement on Form SB-2 as amended, as declared effective by the U.S. Securities and Exchange Commission on ________, 2001. The parties hereto are entering into this Agreement in accordance with the offering terms set forth in the Prospectus. All capitalized terms or terms within quotations used herein that are not otherwise defined shall have the meaning given to them in the Prospectus.

         B. _______ The Prospectus provides that until VBOT sells at least 100,000 shares of its common stock (the "Minimum Offering") all proceeds from the sale of such securities will be held by the Escrow Agent in a non-interest bearing account. The Minimum Offering, must be sold by _______, 2001. Once the Minimum Offering has been sold the proceeds therefrom must be delivered to VBOT.

         NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. OFFERING PROCEEDS TO BE DEPOSITED IN ESCROW. Until VBOT has generated offering proceeds or at least $50,000, all such proceeds shall be delivered to the Escrow Agent and deposited by the Escrow Agent in a non-interest bearing escrow account.

2. DUTY OF THE ESCROW AGENT. The sole duty of the Escrow Agent, other than as hereinafter specified, shall be to receive the proceeds of the Offering and hold them subject to release, in accordance with this Agreement.

3. _______ RELEASE OF PROCEEDS. The Escrow Agent shall release the offering proceeds upon receipt of appropriate written instructions tendered by VBOT once it confirms that proceeds equal to the Minimum Offering are on deposit in the escrow account. In the event that the Minimum Offering is not sold by _________, 2001, or otherwise upon the written instruction of VBOT, the proceeds shall be delivered to the subscribers of the Offering at the address on file with the Escrow Agent without any further action or instruction of VBOT.

4. DURATION AND TERMINATION. This Escrow Agreement shall terminate on the earlier of the date that the proceeds held in the escrow account are either delivered to VBOT or the Offering subscribers.

5. CONTROVERSY. If any controversy arises between the parties hereto or with any third person, the Escrow Agent shall not determine the same or take any action, but shall await the settlement of any such controversy by appropriate legal proceedings. The Escrow Agent may, in its discretion, institute such appropriate interpleader or other proceedings in connection ___ therewith as it may deem proper, notwithstanding anything in this Agreement to the contrary.

6. ESCROW AGENT'S LIABILITY. The Escrow Agent's obligations and duties in connection herewith are confined to those specifically enumerated in this Agreement. The Escrow Agent shall not be in any manner liable or responsible for the sufficiency, correctness, genuineness or validity of any instruments deposited with it or with reference to the form of execution thereof, or the identity, authority or rights of any person executing or depositing same, and the Escrow Agent shall not be liable for any loss that may occur by reason of forgery, false representation or the exercise of its discretion in any particular manner or for any other reason, except for its own negligence or willful misconduct.

7. BINDING AGREEMENT AND SUBSTITUTION OF ESCROW AGENT. The terms and conditions of this Agreement shall be binding on the heirs, executors and assigns, creditors or transferees, or successors in interest, whether by operation of law or otherwise, of the parties hereto. If, for any reason, the Escrow Agent named herein should be unable or unwilling to continue as such Escrow Agent, then the parties hereto may substitute, by mutual written agreement, another person to serve as Escrow Agent.

8. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                         VBOT:

                                         VeryBestoftheInternet.com, Inc.


                                         --------------------------------------
                                         Daniel Gunter, Chief Executive Officer


                                         Escrow Agent:

                                         Securities Transfer Corporation


                                         --------------------------------------
                                         Kevin Halter, President







                                       3